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                                                                     Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Safeguard Scientifics, Inc.:

We consent to incorporation by reference in the Registration Statement No. 2-72362 on Form S-8 and the Registration Statement No. 33-48462 on Form S-8 of Safeguard Scientifics, Inc. of our report dated May 27, 1999 relating to the statements of net assets available for plan benefits of Safeguard Scientifics, Inc. Stock Savings Plan as of December 31, 1998 and 1997 and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1998 which report is included in the annual report on Form 11-K of Safeguard Scientifics, Inc. Stock Savings Plan for the year ended December 31, 1998.


                                                 /s/ KPMG LLP
                                                 ------------


Philadelphia, Pennsylvania
June 18, 1999